UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2024

PetIQ, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38163	35-2554312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 E. Riverside Dr. Eagle, Idaho	83616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 939-8900

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	PETQ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously announced, on August 7, 2024, PetIQ, Inc. (the “Company” or “PetIQ”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gula Buyer Inc. (“Parent”), a Delaware corporation, and Gula Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Parent, Merger Sub and the Company will effect a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Bansk Group LP.

On October 22, 2024, PetIQ held a virtual special meeting of its stockholders (the “Special Meeting”) to vote on the proposals identified in PetIQ’s definitive proxy statement filed with the Securities and Exchange Commission on September 16, 2024 and mailed to the PetIQ stockholders starting on September 17, 2024.

As of the close of business on September 13, 2024, the record date for the Special Meeting, there were 29,901,331 shares of Common Stock (as defined below) outstanding, comprised of 29,669,791 shares of PetIQ’s Class A common stock, par value $0.001 per share (“Class A Common Stock”) and 231,540 shares of PetIQ’s Class B common stock, par value $0.001 per share (“Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”), each of which was entitled to one vote for each proposal at the Special Meeting. 24,098,637 shares of Common Stock, representing approximately 81% of all of the issued and outstanding Common Stock entitled to vote, were represented at the Special Meeting.

At the Special Meeting the following proposals were considered:

(1)	the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”);

(2)	the proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by PetIQ to its named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

(3)	the proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

The tables below detail the final voting results for each proposal presented at the Special Meeting:

1.	The results of the Merger Agreement Proposal are as follows:

Votes For	Votes Against	Votes Abstained
23,998,652	10,014	89,971

2.	The results of the Advisory Compensation Proposal are as follows:

Votes For	Votes Against	Votes Abstained
8,022,630	15,938,600	137,407

As the Merger Agreement Proposal was approved, the Adjournment Proposal was unnecessary.

Pursuant to the terms of the Merger Agreement, the completion of the Merger remains subject to customary closing conditions.

Item 7.01. Regulation FD Disclosure

On October 22, 2024, PetIQ issued a press release announcing the results of the Special Meeting and the anticipated date of completion of the Merger. The information contained in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated October 22, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PetIQ, Inc.

Dated: October 22, 2024	By:	/s/ McCord Christensen
McCord Christensen
Chief Executive Officer